UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2008 (December 10, 2008)

TECHTARGET, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Needham, MA 02494
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 657-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of  Material Definitive Agreement.

On December 10, 2008, TechTarget, Inc. (the “Company”) received written notice from CFRI/CQ Norwood Upland, L.L.C. (“Lessor”) that the Lessor was exercising its right to terminate that certain Lease Agreement, entered into between the Company and Lessor, dated as of September 11, 2008 (the “Lease Agreement”), with respect to a portion of a building to be located at Lot 4 of the Upland Woods Corporate Center in Norwood, Massachusetts pursuant to Section 14.28 thereof.  The termination of the Lease Agreement was effective on December 10, 2008.  A description of the terms of the Lease Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Company on September 18, 2008 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 to Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTARGET, INC.

Date: December 12, 2008	By:	/s/ ERIC SOCKOL
Eric Sockol
Treasurer and Chief Financial Officer